Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Jackie Graham

Director, Investor Relations

JGraham@nexpoint.com

Media: MediaRelations@nexpoint.com

NREF Announces Fourth Quarter and Full Year 2021 Results

Dallas, TX, February 17, 2022, – NexPoint Real Estate Finance, Inc. ("NREF" or the "Company") (NYSE: NREF) today reported its financial results for the fourth quarter and full year ended December 31, 2021.

Reported net income of $21.0 million and $83.5 million, or $0.92 and $3.93 per diluted share1, for the three and twelve months ended December 31, 2021, respectively.

Reported earnings available for distribution2 of $11.8 million and $38.5 million, or $0.54 and $1.89 per diluted share1, for the three and twelve months ended December 31, 2021, respectively.

Fourth Quarter 2021 Highlights

•	Outstanding total portfolio of $1.7 billion, composed of 69 investments[3]
•	Single-family rental (“SFR”), multifamily, and life sciences represent 44.9%, 53.2%, and 1.9% of the Company’s debt portfolio, respectively
•

Weighted average loan to value (“LTV”)[4] and debt service coverage ratio (“DSCR”) on NREF’s SFR, CMBS, CMBS IO strips, preferred, mezz, and convertible note investments are investments are 67.9% and 1.99x3, respectively

•	As of February 16, 2022, there are no loans currently in forbearance in our portfolio[3]
•	During the fourth quarter 2021, NREF originated mezzanine and convertible notes with an aggregate principal amount of $40.8 million
•	On November 8, 2021, NREF purchased $30 million of a preferred equity investment with a current yield of 10.0%
•	On December 9, 2021, NREF purchased a $61.3 million floating rate Freddie Mac K-Series B-Piece with an estimated yield of SOFR + 525 bps
•	On December 20, 2021, NREF issued $60 million of 5.75% Senior Unsecured Notes due 2026
•

Year-over-year increase of earnings per diluted share, earnings available for distribution per diluted share, cash available for distribution[2] per diluted share and book value per combined share (common shares and noncontrolling interests) of 125.9%, 22.7%, 34.0% and 10.4%, respectively

•	On February 17, 2022, NREF announced a first quarter 2022 dividend of $0.50 per common share, an increase of 5.3% over the fourth quarter 2021 dividend

Full Year 2021 Highlights

•

Reported book value of $462 million, or $21.51 per common share including redeemable noncontrolling interests (“NCI”) in the Operating Partnership, a 10.4% increase over reported book value per common share including redeemable NCI in the Operating Partnership on December 31, 2020

•	Raised the annual dividend run rate to $1.90 per common share, a 18.8% increase from a year ago
•	Declared dividends of $14.7 million, or $1.90 per common share, representing a dividend yield of 8.8% on a book value per common share of $21.51 as of December 31, 2021
•	As of February 16, 2022, the Company’s debt to book value ratio was 2.53x
•	Issued $135 million of 5.75% senior Unsecured Notes due in 2026

1 Weighted-average diluted shares outstanding assumes vesting of all outstanding unvested restricted stock units and the conversion of all redeemable non-controlling interests.

2 Earnings available for distribution and cash available for distribution are non-GAAP measures. For a discussion of why we consider these non-GAAP measures useful and reconciliations of earnings available for distribution and cash available for distribution to net income (loss) attributable to common stockholders, see the “Reconciliations of Non-GAAP Financial Measures” and Non-GAAP Financial Measures” sections of this release.

3 As of February 16, 2022, CMBS B-Pieces reflected on an unconsolidated basis

4 LTV is generally based on the initial loan amount divided by the as-is appraised value as of the date the loan was originated or by the current principal amount as of the date of the most recent as-is appraised value for our CMBS B-Pieces. For NREF’s CMBS B-Pieces, LTV is based on the weighted averaged LTV of the underlying loan pool.

Reconciliations of Non-GAAP Financial Measures

The following table provides a reconciliation of Earnings Available for Distribution and Cash Available for Distribution to GAAP net income attributable to common stockholders (in thousands, except per share amounts):

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2021	2020	2021	2020
Net income attributable to common stockholders	$12,435	$9,320	$39,577	$11,099
Net income attributable to redeemable noncontrolling interests	7,640	16,030	40,387	21,323
Adjustments
Amortization of stock-based compensation	538	256	2,023	548
Loan loss (benefit) provision (1)	—	41	—	320
One-time non-cash items (2)	—	(2,094)	—	(2,094)
Unrealized (gains) or losses (3)	(8,832)	(15,111)	(43,503)	(3,981)
EAD	$11,781	$8,442	$38,484	$27,215

EAD per Diluted Weighted-Average Share	$0.54	$0.44	$1.89	$1.46

Adjustments
Amortization of premiums	$5,337	$2,660	$15,769	$8,280
Accretion of discounts	(3,271)	(1,611)	(9,196)	(3,160)
Stock dividends received	—	(564)	—	(1,254)
CAD	$13,847	$8,927	$45,057	$31,081

CAD per Diluted Weighted-Average Share	$0.63	$0.47	$2.21	$1.67

Weighted-average common shares outstanding - basic	9,163	5,087	6,601	5,206
Weighted-average common shares outstanding – diluted (4)	21,911	19,164	20,366	18,648

(1)	We have modified our calculation of Earnings Available for Distribution to exclude any add back of loan loss provision, net.
(2)	One-time non-cash item is the make-whole premium in a preferred stock investment converted to common stock.
(3)	Unrealized gains represent the net change in unrealized gains on investments held at fair value.
(4)	Weighted-average diluted shares outstanding assumes vesting of all outstanding unvested restricted stock units and the conversion of all redeemable non-controlling interests.

Conference Call Details

The Company is scheduled to host a conference call on Thursday, February 17, 2022 at 11:00 a.m. ET (10:00 am CT), to discuss fourth quarter and full year 2021 financial results.

The conference call can be accessed live over the phone by dialing 888-220-8474 or, for international callers, +1 646-828-8193 and using passcode Conference ID: 9213782. A live audio webcast of the call will be available online at the Company's website, http://www.nref.nexpoint.com (under "Resources"). An online replay will be available shortly after the call on the Company's website and continue to be available for 60 days.

A replay of the conference call will also be available through Thursday, February 24, 2022 by dialing 888-203-1112 or, for international callers, +1 719-457-0820 and entering passcode 9213782.

Supplemental Information

For additional commentary and portfolio information, please view NREF’s earning supplement, which was posted on the Company’s website, http://nref.nexpoint.com.

About NexPoint Real Estate Finance, Inc.

NexPoint Real Estate Finance, Inc., is a publicly traded REIT, with its shares listed on the New York Stock Exchange under the symbol “NREF” primarily focused on originating, structuring and investing in first-mortgage loans, mezzanine loans, preferred equity and alternative-structured financings in commercial real estate properties, as well as multifamily commercial mortgage-backed securities. More information about NREF is available at http://nref.nexpoint.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management's current expectations, assumptions and beliefs. Forward-looking statements can often be identified by words such as "anticipate", "estimate", "expect," "intend," "may", "should" and similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding the Company’s business and industry in general. They are not guarantees of future results and forward-looking statements are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement, including the ultimate duration and severity of the COVID-19 pandemic, and the effectiveness of actions taken, or actions that may be taken, by governmental authorities to contain the outbreak or treat its impact, as well as those described in greater detail in our filings with the Securities and Exchange Commission, particularly those described in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the Company’s Annual Report on Form 10-K and the Company's other filings with the SEC for a more complete discussion of risks and other factors that could affect any forward-looking statement. The statements made herein speak only as of the date of this press release and except as required by law, the Company does not undertake any obligation to publicly update or revise any forward-looking statements.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets or statements of cash flows of the Company. The non-GAAP financial measures used within this press release are earnings available for distribution (“EAD”) and cash available for distribution (“CAD”). EAD has replaced our prior presentation of Core Earnings. In addition, Core Earnings results from prior reporting periods have been relabeled EAD. In line with evolving industry practices, we believe EAD more accurately reflects the principal purpose of the measure than the term Core Earnings and will serve as a useful indicator for investors in evaluating our performance and our long-term ability to pay distributions.

EAD is defined as net income (loss) attributable to our common stockholders computed in accordance with GAAP, including net income (loss) attributable to non-controlling interests and realized gains and losses not otherwise included in net income (loss), excluding any unrealized gains or losses or other similar non-cash items that are included in net income (loss) for the applicable reporting period, regardless of whether such items are included in other comprehensive income (loss), or in net income (loss) and adding back amortization of stock-based compensation. We use EAD to evaluate our performance which excludes the effects of certain GAAP adjustments and transactions that we believe are not indicative of our current operations and to assess our long-term ability to pay distributions. We believe providing EAD as a supplement to GAAP net income (loss) to our investors is helpful to their assessment of our performance and our long-term ability to pay distributions. We also use EAD as a component of the management fee paid to our manager. EAD does not represent net income or cash flows from operating activities and should not be considered as an alternative to GAAP net income, an indication of our GAAP cash flows from operating activities, a measure of our liquidity or an indication of funds available for our cash needs. Our computation of EAD may not be comparable to EAD reported by other REITs.

We calculate CAD by adjusting EAD by adding back amortization of premiums and by removing accretion of discounts and non-cash items, such as stock dividends. We use CAD to evaluate our performance and our current ability to pay distributions. We also believe that providing CAD as a supplement to GAAP net income (loss) to our investors is helpful to their assessment of our performance and our current ability to pay distributions. CAD does not represent net income or cash flows from operating activities and should not be considered as an alternative to GAAP net income, an indication of our GAAP cash flows from operating activities, a measure of our liquidity or an indication of funds available for our cash needs. Our computation of CAD may not be comparable to CAD reported by other REITs.